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                                                                      EXHIBIT 21


                               MAJOR SUBSIDIARIES
                             (as of March 1, 1995)



                                                    State or Country
              Name                                   of Organization
              ----                                  ----------------

  New England Telephone and Telegraph Company           New York
       Telesector Resources Group, Inc.*                Delaware

  New York Telephone Company                            New York
       Empire City Subway Company (Limited)             New York
       Telesector Resources Group, Inc.*                Delaware

  NYNEX Asset Management Company                        Delaware

  NYNEX Capital Funding Company                         Delaware

  NYNEX Credit Company                                  Delaware

  NYNEX Government Affairs Company                      Delaware

  NYNEX Information Resources Company                   Delaware

  NYNEX Mobile Communications Company                   Delaware

  NYNEX Science & Technology, Inc.                      Delaware

  NYNEX Trade Finance Company                           Delaware

  NYNEX U.K. Telephone and Cable T.V. Holding
    Company Limited  England
       NYNEX CableComms Limited                         England

  NYNEX Entertainment & Information Services Company    Delaware

  NYNEX Worldwide Services Group, Inc.                  Delaware
       NYNEX Network Systems Company                    Delaware



   * Telesector Resources Group, Inc. is a wholly-owned subsidiary of New York Telephone Company and New England Telephone and Telegraph Company.